                                                                     EXHIBIT 4.1

================================================================================

                                  CONSENT AND
                              SECOND AMENDMENT TO
                                CREDIT AGREEMENT


                                     among


                                NGC CORPORATION,
                                as the Borrower


                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO,
                         as the Agent for the Lenders,


                                      and


                            THE CHASE MANHATTAN BANK
                            (successor by merger to
               THE CHASE MANHATTAN BANK NATIONAL ASSOCIATION) and
                          NATIONS BANK OF TEXAS, N.A.,
                          as Co-Agents for the Lenders

                                      and

                           THE LENDER PARTIES THERETO


                           Dated as of July 26, 1996


================================================================================

                CONSENT AND SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS CONSENT AND SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of July 26, 1996, is among NGC Corporation, a Delaware corporation, as Borrower (the "Borrower"), the Lenders (hereinafter defined), The First National Bank of Chicago, as Agent, and The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank National Association) and NationsBank of Texas, N.A., as Co-Agents (the "Co-Agents"). The parties hereto agree as follows:


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Borrower, the Lenders, the Issuers, the Agent and the Co-Agents have heretofore entered into a certain Credit Agreement, dated as of March 14, 1995 (herein called the "Original Credit Agreement"); and

     WHEREAS, the Original Credit Agreement has been amended by an amendment dated October 4, 1995 (the "First Amendment", the Original Credit Agreement as amended by the First Amendment, the "Credit Agreement"); and

     WHEREAS, the Borrower has entered into that certain Combination Agreement and Plan of Merger dated as of May 22, 1996 (hereinafter the "Newco Combination Agreement") with Chevron U.S.A. Inc. ("CUSA") and Midstream Combination Corp. ("Newco") whereby at the closing of the transaction contemplated thereby (the "Newco Combination") CUSA will contribute certain assets to Newco and the Borrower will merge into Newco and upon consummation of such transactions the separate existence of the Borrower shall cease and Newco shall be the surviving Person and successor to the Borrower; and

     WHEREAS, upon the effectiveness date of the Newco Combination, Newco will be the surviving Person, will continue its existence as NGC Corporation and will become the Borrower under the Credit Agreement as amended hereby; and

     WHEREAS, the Borrower, the Lenders, the Issuers, the Agent and the Co-Agents now intend to amend the Credit Agreement in certain respects as hereinafter provided;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower, the Lenders, the Issuers, the Agent and the Co-Agents hereby agree as follows:

     SECTION 1.  Amendments to Credit Agreement
                 ------------------------------

     A. The following definitions are added to Section 1.1 of the Credit Agreement in alphabetical order:


     "Applicable Commitment Fee" means (subject to clause (iii) of the definition of "Applicable Rating Level") the rate per annum set forth below opposite the Applicable Rating Level.

Applicable Rating Level    Applicable Commitment Fee
------------------------------------------------------------------------------------
                          Active Aggregate Revolving   Inactive Aggregate Revolving
                                  Commitment                   Commitment
------------------------------------------------------------------------------------
Level I                            0.1000%                      0.0800%
Level II                           0.1250%                      0.1000%
Level III                          0.1500%                      0.1250%
Level IV                           0.2000%                      0.1500%
------------------------------------------------------------------------------------

     "Applicable Margin" means on any date and with respect to each Eurodollar Advance (subject to clause (iii) of the definition of "Applicable Rating Level"), the applicable margin set forth below based on the Applicable Rating Level on such date:

                   ---------------------------------
                        Applicable      Revolving
                       Rating Level     Facility
                      --------------   ----------
                   ---------------------------------
                        Level I          0.3000%
                   ---------------------------------
                        Level II         0.3750%
                   ---------------------------------
                        Level III        0.4500%
                   ---------------------------------
                        Level IV         0.6500%
                   ---------------------------------

     "Applicable Rating Level" means the highest level set forth below that corresponds to a rating issued from time to time by S&P or Moody's as applicable to the Borrower's senior unsecured long-term debt:


                   ----------------------------------------
                                     Moody's    S&P
                                     -------    ---
                   ----------------------------------------
                        Level I      =>Baa1   =>BBB+
                   ----------------------------------------
                        Level II     Baa2       BBB
                   ----------------------------------------
                        Level III    Baa3       BBB-
                   ----------------------------------------
                        Level IV    (Baa3      (BBB-
                   ----------------------------------------

For example, if the Moody's rating is Baa1 and the S&P rating is BBB, Level I shall apply.

     For purposes of the foregoing, (i) "=>" means a rating equal to or more favorable than; "(" means a rating less favorable than; (ii) if ratings for the Borrower's senior unsecured long-term debt shall not be available from S&P or Moody's, Level IV shall be deemed applicable; (iii) if determinative ratings shall change (other than as a result of a change in the rating system used by any applicable Rating Agency) such that a change in Applicable Rating Level would result, such change shall effect a change in Applicable Rating Level as of the day on which it is first announced by the applicable Rating Agency, and any change in the Applicable Margin or percentage used in calculating fees due hereunder shall apply commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; and (iv) if the rating system of any of the Rating Agencies shall change prior to the date all obligations hereunder have been paid and the Commitments cancelled, the Borrower and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, and pending such amendment, if no Applicable Rating Level is otherwise determinable based upon the foregoing, the last Applicable Rating Level shall apply.

     "CUSA Assumed Debt" means the $155,373,000 aggregate principal amount of CUSA's obligations under the CUSA Note, the payment of which was assumed by Newco under the CUSA Assumption Agreement.

     "CUSA Assumption Agreement" means the agreement dated as of the closing of the Newco Combination pursuant to which Newco assumed CUSA's payment obligation for the CUSA Assumed Debt.

     "CUSA Note" means the demand promissory note dated August 25, 1994 payable by CUSA to Chevron Capital U.S.A. Inc.

     "New Funds Amount" means the amount by which a New Lender's or an Increasing Lender's outstanding Loans increase as of a Commitment Increase Effective Date (without regard to any such increase as a result of Advances made on such Commitment Increase Effective Date).

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally-recognized rating agency.

     "Newco Combination" means the merger of the Borrower into Newco pursuant to the Newco Combination Agreement.

     "Rating Agency" means either of S&P or Moody's.

     "Reduction Amount" means the amount by which a Reducing Lender's or a Partially Increasing Lender's outstanding Loans decrease as of a Commitment Increase Effective Date (without regard to any such increase as a result of Advances made on such Commitment Increase Effective Date).

     "S&P" means Standard & Poor's Ratings Group and any successor thereto that is a nationally-recognized rating agency.

     B.1  The definition of "Aggregate Revolving Commitment" appearing in

Section 1.1 of the Credit Agreement is amended by inserting after the amount "$550,000,000" appearing in the third line thereof the parenthetical "(or such increased amount as may be established pursuant to Section 2.22)".

     B.2 Effective upon the effectiveness of this Amendment, the definition of "Borrower" appearing in Section 1.1 of the Credit Agreement is amended in its entirety to the following:

          "Borrower" means Newco, a Delaware corporation which it is anticipated will be renamed NGC Corporation and its successors and assigns.

     C. The definition of "British Gas" appearing in Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

          "British Gas" means British Gas plc, a corporation incorporated under the laws of England and Wales, and its successors and assigns, including the successors that would result from the currently proposed restructuring."

     D. The definition of "Change in Control" appearing in Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

          "Change in Control" means NOVA Corporation, British Gas, Chevron Corporation, and/or the shareholders of the PEP Partners (as defined in the Merger Agreement) including David C. Feldman, Inc. shall cease to own, directly or indirectly either (i) at least 50% in the aggregate of the outstanding shares of voting stock of the Borrower without giving effect to any equity issues by the Borrower after the Closing Date (but after giving effect to any equity issued by the Borrower to any one or more of NOVA Corporation, British Gas, Chevron Corporation, the shareholders of the PEP Partners, and their successors, including David C. Feldman, Inc., or their respective Subsidiaries) or (ii) at least 40% in the aggregate of the outstanding shares of voting stock of the Borrower."

     E. The definition of "Consolidated EBITD" appearing in Section 1.1 of the Credit Agreement is amended by adding the phrase "and of the Newco Combination, respectively," in clause (c) thereof after the first time the word "Merger" appears and before the comma (",").

     F. The definition of "Scheduled Debt Service" is amended by adding the following phrase to the end thereof before the period:

"; provided, further that for purposes of this definition, principal owing in respect of the CUSA Assumed Debt as a result of a demand for payment thereof being made by CUSA prior to the stated maturity thereof shall not be a scheduled, required or mandatory principal payment of the Borrower and its Subsidiaries".

     G. The definition of "Substantial Portion" in Section 1.1 of the Credit Agreement is amended by deleting the percentage "10%" appearing in the third line and inserting the percentage "15%" in lieu thereof.

     H. Section 2.8 of the Credit Agreement is hereby amended by deleting the amount "$10,000,000" appearing in the fifth line thereof and inserting the amount "$5,000,000" in lieu thereof and by adding after the phrase "three Business Days'" appearing in the sixth line thereof the parenthetical phrase "(or, in the case of outstanding Advances bearing interest at a Floating Rate, one Business Day's)".

     I.   Article II of the Credit Agreement is amended by adding the following
Section 2.22 at the end thereof:

     Section 2.22 Procedures with respect to the Aggregate Revolving Commitment. So long as no Default or Unmatured Default has occurred and is continuing, the Borrower may request from time to time, and subject to the terms and conditions hereinafter set forth, that the Aggregate Revolving Commitment be increased by giving written notice thereof to the Agent; provided, however, that any such notice must be given no later than 60 days prior to the then Revolving Facility Termination Date. Each such notice (a "Notice of Commitment Increase") shall be in the form of Exhibit C-2 and specify therein:

             (i) the effective date of such increase, which date (the requested "Commitment Increase Effective Date") shall be no earlier than five Business Days after receipt by the Agent of such notice;

             (ii) the amount of the requested increase; provided, however, that after giving effect to such requested increase, the Aggregate Revolving Commitment shall not exceed $750,000,000;

             (iii) the identity of the then Lenders, if any, which have agreed with the Borrower to increase their respective Commitments in an amount such that their respective Percentage after giving effect to such requested increase will be the same or greater than their respective Percentages prior to giving effect to such requested increase (each such then Lender being a then "Increasing Lender"), each other Lender which has agreed to increase its Commitment in an amount such that its Percentage after giving effect to such a requested increase will be less than its Percentage prior to giving effect to such requested increase (each such Lender being a "Partially Increasing Lender") and the identity of each financial institution not already a Lender, if any, which has agreed with the Borrower to become a Lender to effect such requested increase in the Aggregate Revolving Commitment (each such assignee shall be reasonably acceptable to the Agent and each such assignee being a then "New Lender" and each Lender which has not agreed to increase its Commitment being a "Reducing Lender"); and

             (iv) the amount of the respective Commitments of the then Lenders and such New Lenders from and after the effective date of such increase.

             On or before each Commitment Increase Effective Date:

                    (i) the Borrower, each Increasing Lender, each Partially Increasing Lender and each then New Lender shall execute and deliver to the Agent for its acceptance, as to form, documentation embodying the provisions of the Notice of Commitment Increase relating to the increase in the Aggregate Revolving Commitment to be effected on such Commitment Increase Effective Date; and

                    (ii) upon acceptance of such documentation by the Agent, which acceptance shall not be unreasonably withheld, and so long as no Default or Unmatured Default has occurred and is continuing,

                           (A) the Agent shall give prompt notice of such acceptance to each Co-Agent and each Lender,

                           (B) it shall become effective, and the Aggregate Revolving Commitment shall be increased to the amount specified therein, on such Commitment Increase Effective Date,

                           (C) the Borrower shall execute and deliver to each then New Lender a Committed Note payable to the order of such Lender in the face principal amount equal to such Lenders' Commitment and a Competitive Bid Note and

                           (D) the Borrower shall execute and deliver to each Increasing Lender and each Partially Increasing Lender, against receipt by the Borrower of such Lender's then existing Committed Note, a new Committed Note in the face principal amount equal to such Lenders' Commitment after giving effect to such Commitment increase .

     On each Commitment Increase Effective Date:

             (i) each then New Lender and each then Increasing Lender shall, by wire transfer of immediately available funds, deliver to the Agent such Lenders' New Funds Amount for such Commitment Increase Effective Date, which amount, for each such Lender, shall constitute Committed Revolving Loans made by such Lender to the Borrower pursuant to Section 2.1 on such Commitment Increase Effective Date; and

             (ii) the Agent shall, by wire transfer of immediately available funds, pay to each then Reducing Lender and to each Partially Increasing Lender its Reduction Amount for such Commitment Increase Effective Date, which amount, for each such Lender, shall constitute a prepayment by the Borrower pursuant to Section 2.8, ratably in accordance with the respective principal amounts thereof, of the principal amounts of all then outstanding Committed Revolving Loans of such Lender.

     Effective as of each Commitment Increase Effective Date, the Notes then or theretofore delivered to each then New Lender, and the new Notes then or theretofore delivered to each then Increasing Lender and each then Partially Increasing Lender, shall evidence such Lender's ownership of its Percentage, effective as of such Commitment Increase Effective Date, of all Loans then outstanding. Also effective as of each Commitment Increase Effective Date, each then New Lender and each then Increasing Lender shall be deemed to have purchased and had transferred to it, and each then Reducing

Lender and each Partially Increasing Lender shall be deemed to have sold and transferred to such New Lenders and Increasing Lenders, such undivided interest and participation in such Reducing Lender's and such Partially Increasing Lender's interest and participation in all then outstanding Letters of Credit, the obligations of the Borrower with respect thereto and any security therefor and any guaranty pertaining thereto at any time existing as is necessary so that such undivided interests and participations of all Lenders (including each then New Lender) shall accord with their respective Percentages after giving effect to the increase in the Aggregate Revolving Commitment on such Commitment Increase Effective Date.

     J. Section 6.1.3 of the Credit Agreement is amended by deleting the amount "$50,000,000" in the fourth line thereof and inserting the amount "$100,000,000" in lieu thereof.

     K. Section 6.2.2 of the Credit Agreement is amended by deleting the amount "$75,000,000" appearing in clause (vi) thereof and inserting the amount "$150,000,000" in lieu thereof and by adding the following clause (xi) thereto immediately following clause (x) thereof "(xi) Debt in respect of the facility referred to in clause (iv)(a) of Section 6.2.8.", and by deleting the remainder of Section 6.2.2 following that period.

     L. Section 6.2.3 of the Credit Agreement is amended by adding the phrase "or if the Borrower is not the surviving Person, the surviving Person shall expressly assume in writing in form and substance reasonably satisfactory to the Agent all of the liabilities and obligations of the Borrower hereunder, under the Notes and under the other Loan Documents and provided, further the foregoing shall not prohibit the Newco Combination" at the end of that section before the period.

     M. Section 6.2.4 of the Credit Agreement is amended by inserting at the end thereof before the period the phrase "or; (viii) sales or other dispositions of any ownership interest, whether in whole or in part, in any fractionators within twelve (12) months of the consummation of the Newco Combination to comply with requirements of governmental authorities in connection with the Newco Combination;

provided that the parties understand and agree that any merger otherwise permitted by Section 6.2.3 (including the Newco Combination) shall not constitute a disposition of assets."

     N. Section 6.2.8 of the Credit Agreement is amended by (a) deleting clause (iv) in its entirety and inserting in lieu thereof the following:

          "(iv) Guaranties of obligations in respect of letters of credit (other than Letters of Credit) or Debt with respect to reimbursement of draws (a) under a letter of credit and reimbursement facility in an amount not to exceed $350,000,000 in the aggregate pursuant to which one or more letters of credit will be issued in favor of CUSA to support the obligations of the Borrower and/or any of its Subsidiaries under the Natural Gas Purchase and Sale Agreement between the Borrower and/or any of its Subsidiaries and CUSA and (b) in addition to the letters of credit described in the foregoing clause (a), not to exceed in the aggregate at any time outstanding an amount equal to the excess, if any, of (1) $150,000,000 over (2) the Stated Amount of Letters of Credit plus unreimbursed obligations in respect of drawings under Letters of Credit,"

and by (b) deleting the amount "$75,000,000" in clause (vii) and inserting in lieu thereof the amount "$150,000,000".

     O. Section 6.2.12 of the Credit Agreement is amended by adding to the penultimate line of such section after the phrase "the Merger Agreement and" the phrase "the Newco Combination Agreement together with, in each case,".

     P. Section 6.3.1 of the Credit Agreement is amended by deleting the word "cash" appearing in the fourth line thereof.

     Q. Section 7.5 of the Credit Agreement is hereby amended in its entirety to the following:

          7.5 (a) Failure of any Obligor or any Subsidiary (other than any Project Financing Subsidiary) of an Obligor to pay when due (subject to any applicable grace period), whether by acceleration or otherwise, any Debt (other than the Obligations and other than the Existing Trident Subordinated Debt and other than the CUSA Assumed

     Debt) aggregating for all of the Obligors and their respective Subsidiaries in excess of $40,000,000 in principal amount; (b) the default by any Obligor or any Subsidiary (other than any Project Financing Subsidiary) of an Obligor in the performance of any term, provision or condition contained in any agreement under which any Debt (other than the Obligations and other than the Existing Trident Subordinated Debt and other than the CUSA Assumed
     Debt) aggregating for all of the Obligors and their respective Subsidiaries (other than any Project Financing Subsidiary) in excess of $40,000,000 in principal amount was created or is governed, or any other event shall occur or condition exist, the effect of which default or other event or condition is to permit the holder or holders of such Debt to cause such Debt to become due prior to its stated maturity and such default, event or condition continues for more than 30 days; provided, however, that in the event the rights of any holder or holders of such Debt to accelerate such Debt have been terminated by cure of such default or written waiver by the holder of such Debt, such default shall not thereafter constitute a Default hereunder until such time as the right of such holder or holders to accelerate such Debt again arises; (c) any Debt (other than the Obligations and other than the Existing Trident Subordinated Debt and other than the CUSA Assumed Debt) of any of the Obligors or any of their respective Subsidiaries aggregating for all of the Obligors and their respective Subsidiaries in excess of $40,000,000 in principal amount shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; (d) any of the Existing Trident Subordinated Debt shall be declared to be due and payable or required to be prepaid prior to the stated maturity thereof and shall not be paid (or such acceleration rescinded) within 30 days of the date on which it is required to be so paid; or (e) demand for payment shall be made for all or any part of the CUSA Assumed Debt prior to the stated maturity thereof and such payment shall not be made (or such demand rescinded) on or before the earlier of (i) 30 days following such demand or (ii) the date upon which the holder thereof commences proceedings to collect such payment.

     R. The Exhibits to the Credit Agreement are hereby amended by adding Exhibit C-2 to such Credit Agreement as Exhibit C-2.

     SECTION 2. To induce the Lenders, the Issuers, the Agent and the Co-Agents to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article V of the Credit Agreement (except to the extent such representations and warranties relate solely to an earlier date).

     SECTION 3. The effectiveness of this Amendment is conditioned upon (a) counterparts of this Amendment being executed by the Borrower, each Lender, each Issuer, the Agent and each Co-Agent and (b) receipt by the Agent on or before November 30, 1996 of each of the following, each in form and substance reasonably satisfactory to the Agent:

           (i) Copies of the articles of incorporation of Newco, together with all amendments, certified with respect to Newco by the appropriate governmental officer in its jurisdiction of incorporation or organization, as the case may be.

           (ii) A copy of the fully executed Newco Combination Agreement certified by an officer of Newco as being true, correct and complete together with a certificate of an officer of Newco to the effect that the conditions of closing set forth in Article 12 thereof have been satisfied;

           (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower with respect to the resolutions in full force and effect authorizing the execution, delivery and performance of this Amendment and with respect to the names of its Authorized Officers authorized to sign this Amendment together with a sample of the true signature of each such officer;

           (iv) A certificate of the Secretary or an Assistant Secretary of Newco with respect to the resolutions, which upon consummation of the Newco Combination will be in full force and effect authorizing the execution, delivery and performance of the Assumption Agreement (hereinafter defined) and with respect to the names of its Authorized Officers authorized to sign the Assumption Agreement together with a sample of the true signature of each such officer;

           (v) Favorable opinions of counsel to the Borrower including, without limitation, opinions with respect to the due authorization, execution and delivery of this Amendment and the legality, validity and enforceability of this Amendment, the Credit Agreement as amended hereby, the Assumption Agreement and the Ratification Agreement;

           (vi) A duly executed Assumption Agreement substantially in the form of Exhibit A hereto;

           (vii) A duly executed Ratification Agreement substantially in the form of Exhibit B hereto from each of the Subsidiary Guarantors (each a "Ratification Agreement");

           (viii) The merger of the Borrower into Newco shall have occurred in accordance with the provisions of the Newco Combination Agreement; and

           (ix) Such other documents as the Agent any Lender or its counsel shall have reasonably requested.

     SECTION 4.  Upon the effectiveness hereof as provided in the foregoing
Section 3, this Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

     SECTION 5. Without regard to the conditions to effectiveness provided in the foregoing Section 3, the Issuers and each Lender hereby consent to the Newco Combination pursuant to the terms of the Newco Combination Agreement and hereby waive the requirements of Section 6.2.3, Section 6.2.4 and Section 6.2.12 of the Credit Agreement to the extent and only to the extent that those provisions would be violated as a result of the execution of the

Newco Combination Agreement or the entering into of the Newco Combination by the Borrower, CUSA or Newco. This Section 5 shall be effective when counterparts hereof have been signed by all of the parties hereto.

     SECTION 6.  [Intentionally Omitted]

     SECTION 7. THIS AMENDMENT SHALL BE A CONTRACT GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. All obligations of the Borrower and rights of the Lenders, the Issuers, the Agent and the Co-Agents expressed herein shall be in addition to and not in limi tation of those provided by applicable law. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

     SECTION 8. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts.

     SECTION 9. This Amendment shall be binding upon the Borrower and the Lenders, the Issuers, the Agent and the Co-Agents and their respective successors and assigns, and shall inure to the benefit of each of the Borrower, the Lenders, the Issuers, the Agent and the Co-Agents and the successors and assigns of any of the Lenders, the Issuers, the Agent and the Co-Agents.

     SECTION 10. EACH OF THE BORROWER, THE LENDERS, THE ISSUERS, THE AGENT AND THE CO-AGENTS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION

WITH, THIS AMENDMENT OR ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY OF THE BORROWER, THE LENDERS, THE ISSUERS, THE AGENT OR THE CO-AGENTS. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AMENDMENT.

     SECTION 11. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, ANY ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

     IN WITNESS WHEREOF, the Borrower, the Lenders, the Issuers, the Agent and the Co-Agents have executed this Agreement as of the date first above written.

                            NGC CORPORATION


                            By:
                               ______________________________________
                            Print Name:
                                       ______________________________
                            Title:
                                  ___________________________________


THE FIRST NATIONAL BANK OF CHICAGO,
individually and as agent


By:
   ________________________________

___________________________________

Its:_______________________________

___________________________________

ABN AMRO BANK, N.V.


By:________________________________
Print Name:________________________
Title:_____________________________


By:________________________________
Print Name:________________________
Title:_____________________________


BANK OF MONTREAL


By:________________________________
Print Name:________________________
Title:_____________________________


THE BANK OF NEW YORK


By:________________________________
Print Name:________________________
Title:_____________________________


THE BANK OF NOVA SCOTIA


By:________________________________
Print Name:________________________
Title:_____________________________


BANK OF SCOTLAND


By:________________________________

Print Name:________________________
Title:_____________________________


ROYAL BANK OF SCOTLAND PLC


By:________________________________
Print Name:________________________
Title:_____________________________


THE BANK OF TOKYO-MITSUBISHI, LTD.


By:________________________________
Print Name:________________________
Title:_____________________________


THE CHASE MANHATTAN BANK (successor
by merger to The Chase Manhattan Bank
National Association)


By:________________________________
Print Name:________________________
Title:_____________________________


CHRISTIANA BANK, NEW YORK BRANCH


By:________________________________
Print Name:________________________
Title:_____________________________

CIBC INC.


By:________________________________
Print Name:________________________
Title:_____________________________


CAISSE NATIONALE DE CREDIT AGRICOLE


By:________________________________
Print Name:________________________
Title:_____________________________


CREDIT LYONNAIS NEW YORK BRANCH


By:________________________________
Print Name:________________________
Title:_____________________________


BANK OF BOSTON


By:________________________________
Print Name:________________________
Title:_____________________________


THE FUJI BANK, LIMITED,
HOUSTON AGENCY


By:________________________________
Print Name:________________________
Title:_____________________________

THE INDUSTRIAL BANK OF JAPAN, LTD.


By:________________________________
Print Name:________________________
Title:_____________________________


LTCB TRUST COMPANY


By:________________________________
Print Name:________________________
Title:_____________________________


___________________________________
MELLON BANK, N.A. (WEST)


By:________________________________
Print Name:________________________
Title:_____________________________


NATIONAL WESTMINSTER BANK PLC
(NEW YORK BRANCH)


By:________________________________
Print Name:________________________
Title:_____________________________


NATIONAL WESTMINSTER BANK PLC
(NASSAU BRANCH)


By:________________________________
Print Name:________________________

Title:_____________________________


NATIONSBANK OF TEXAS, N.A.


By:________________________________
Print Name:________________________
Title:_____________________________


PNC BANK, N.A.


By:________________________________
Print Name:________________________
Title:_____________________________


ROYAL BANK OF CANADA


By:________________________________
Print Name:________________________
Title:_____________________________


SOCIETE GENERALE, SOUTHWEST AGENCY


By:________________________________
Print Name:________________________
Title:_____________________________


SOUTHWEST BANK OF TEXAS, N.A.


By:________________________________
Print Name:________________________
Title:_____________________________

THE TORONTO-DOMINION BANK


By:________________________________
Print Name:________________________
Title:_____________________________


WESTDEUTSCHE LANDESBANK


By:________________________________
Print Name:________________________
Title:_____________________________